Exhibit 99.1

IntelGenx Announces Equity Analyst Coverage by H.C. Wainwright

SAINT LAURENT, QUEBEC, July 1, 2014 - IntelGenx Technologies Corp. (TSX-V: IGX) (OTCQX: IGXT) (“IntelGenx”) today announced that H.C. Wainwright has initiated equity analyst coverage of IntelGenx.

H.C. Wainwright initiated coverage of IntelGenx with a “buy” rating and price target of $2. The stock closed at US$0.70 on the OTCQX and at CAD$0.74 on the TSX-V last Friday.

A copy of the initiation report can be accessed by clicking:
https://hcwco.bluematrix.com/docs/pdf/ff51024b-71e2-47c5-ab58-7d05118ab4aa.pdf.

All reports on IntelGenx prepared by analysts represent the views of such analysts and are not necessarily those of IntelGenx. IntelGenx is not responsible for the content, accuracy or timelines provided by analysts.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:

Paul A. Simmons
Chief Financial Officer
IntelGenx Technologies Corp.
T: +1 514-331-7440
F: +1 514-331-0436
www.intelgenx.com